As filed with the Securities and Exchange Commission on June 25, 2004
Registration No. 333-113588

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4 TO

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Holly Energy Partners, L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	4610	20-0833098
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600

Dallas, Texas 75201
(214) 871-3555
(Address, Including Zip Code, and Telephone Number, including
Area Code, of Registrant’s Principal Executive Offices)

Matthew P. Clifton

100 Crescent Court, Suite 1600
Dallas, Texas 75201
(214) 871-3555
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Alan J. Bogdanow Vinson & Elkins L.L.P. 3700 Trammell Crow Center 2001 Ross Avenue Dallas, Texas 75201-2975 (214) 220-7700	Joshua Davidson Baker Botts L.L.P. 910 Louisiana Houston, Texas 77002 (713) 229-1234

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

       Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the NASD filing fee and the NYSE filing fee, the amounts set forth below are estimates.

SEC registration fee	$20,545
NASD filing fee	16,715
NYSE listing fee	150,000
Printing and engraving expenses	350,000
Fees and expenses of legal counsel	2,000,000
Accounting fees and expenses	400,000
Transfer agent and registrar fees	4,500
Miscellaneous	58,240

Total	$3,000,000

Item 14.	Indemnification of Directors and Officers.

       The section of the prospectus entitled “The Partnership Agreement — Indemnification” discloses that we will generally indemnify officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Reference is also made to Section 8 of the Underwriting Agreement to be filed as an exhibit to this registration statement in which Holly Corporation and its affiliates will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Item 15.	Recent Sales of Unregistered Securities.

       On March 12, 2004, in connection with the formation of the partnership, Holly Energy Partners, L.P. issued to (i) HEP Logistics Holdings, L.P. the 2% general partner interest in the partnership for $20 and (ii) to Holly Corporation the 98% limited partner interest in the partnership for $980 in an offering exempt from registration under Section 4(2) of the Securities Act. There have been no other sales of unregistered securities within the past three years.

Item 16.	Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit
Number			Description

1	.1**	—	Form of Underwriting Agreement
3	.1**	—	Certificate of Limited Partnership of Holly Energy Partners, L.P.
3	.2**	—	Form of First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P. (included as Appendix A to the Prospectus)
3	.3**	—	Certificate of Limited Partnership of HEP Operating Company, L.P.
3	.4**	—	Form of First Amended and Restated Agreement of Limited Partnership of HEP Operating Company, L.P.
3	.5**	—	Certificate of Limited Partnership of HEP Logistics Holdings, L.P.
3	.6**	—	Form of First Amended and Restated Agreement of Limited Partnership of HEP Logistics Holdings, L.P.
3	.7**	—	Certificate of Formation of Holly Logistic Services, L.L.C.
3	.8**	—	Form of First Amended and Restated Limited Liability Company Agreement of Holly Logistic Services, L.L.C.
3	.9**	—	Certificate of Formation of HEP Logistics GP, L.L.C.
3	.10**	—	Form of First Amended and Restated Limited Liability Company Agreement of HEP Logistics GP, L.L.C.
5	.1**	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8	.1**	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters
10	.1*	—	Form of Credit Agreement
10	.2**	—	Form of Contribution, Conveyance and Assumption Agreement
10	.3**	—	Form of Holly Logistic Services, L.L.C. Long-Term Incentive Plan
10	.4**	—	Form of Omnibus Agreement
10	.5**	—	Form of Pipelines and Terminals Agreement
10	.6**	—	Form of Holly Logistic Services, L.L.C. Annual Incentive Plan
10	.7**	—	Pipeline Lease Agreement, dated February 21, 1997 between Navajo Pipeline Co. and Petrofina Pipeline Company
10	.8**	—	Pipeline Lease Agreement, dated March 11, 1996, between Mid-America Pipeline Company and Navajo Pipeline Company
10	.9**	—	Transportation Agreement, dated November 21, 1995, between Rio Grande Pipeline Company, Amoco Rio Grande Pipeline Company, Juarez Pipeline Company, Navajo Southern, Inc., Mid-America Pipeline Company and PMI Trading Limited
21	.1**	—	List of Subsidiaries of Holly Energy Partners, L.P.
23	.1**	—	Consent of Ernst & Young LLP
23	.2**	—	Consent of Ernst & Young LLP
23	.3**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23	.4**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
24	.1**	—	Powers of Attorney

Exhibit
Number			Description

99	.1**	—	Consent of Charles M. Darling, IV
99	.2**	—	Consent of Jerry W. Pinkerton
99	.3**	—	Consent of William P. Stengel

*	Filed herewith.

**	Previously filed.

Item 17.	Undertakings

       The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement (No. 333-113588) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 25, 2004.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P.

its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C.

its General Partner

By:	/s/ MATTHEW P. CLIFTON

Matthew P. Clifton
Chairman of the Board
and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement (No. 333-113588) has been signed below by the following persons in the capacities indicated on June 25, 2004.

Signature		Title

/s/ MATTHEW P. CLIFTON Matthew P. Clifton		Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ STEPHEN J. MCDONNELL Stephen J. McDonnell		Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ SCOTT C. SURPLUS Scott C. Surplus		Vice President and Controller (Principal Accounting Officer)

* Lamar Norsworthy		Director

By:	/s/ MATTHEW P. CLIFTON Matthew P. Clifton Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number			Description

1	.1**	—	Form of Underwriting Agreement
3	.1**	—	Certificate of Limited Partnership of Holly Energy Partners, L.P.
3	.2**	—	Form of First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P. (included as Appendix A to the Prospectus)
3	.3**	—	Certificate of Limited Partnership of HEP Operating Company, L.P.
3	.4**	—	Form of First Amended and Restated Agreement of Limited Partnership of HEP Operating Company, L.P.
3	.5**	—	Certificate of Limited Partnership of HEP Logistics Holdings, L.P.
3	.6**	—	Form of First Amended and Restated Agreement of Limited Partnership of HEP Logistics Holdings, L.P.
3	.7**	—	Certificate of Formation of Holly Logistic Services, L.L.C.
3	.8**	—	Form of First Amended and Restated Limited Liability Company Agreement of Holly Logistic Services, L.L.C.
3	.9**	—	Certificate of Formation of HEP Logistics GP, L.L.C.
3	.10**	—	Form of First Amended and Restated Limited Liability Company Agreement of HEP Logistics GP, L.L.C.
5	.1**	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8	.1**	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters
10	.1*	—	Form of Credit Agreement
10	.2**	—	Form of Contribution, Conveyance and Assumption Agreement
10	.3**	—	Form of Holly Logistic Services, L.L.C. Long-Term Incentive Plan
10	.4**	—	Form of Omnibus Agreement
10	.5**	—	Form of Pipelines and Terminals Agreement
10	.6**	—	Form of Holly Logistic Services, L.L.C. Annual Incentive Plan
10	.7**	—	Pipeline Lease Agreement, dated February 21, 1997 between Navajo Pipeline Co. and Petrofina Pipeline Company
10	.8**	—	Pipeline Lease Agreement, dated March 11, 1996, between Mid-America Pipeline Company and Navajo Pipeline Company
10	.9**	—	Transportation Agreement, dated November 21, 1995, between Rio Grande Pipeline Company, Amoco Rio Grande Pipeline Company, Juarez Pipeline Company, Navajo Southern, Inc., Mid-America Pipeline Company and PMI Trading Limited
21	.1**	—	List of Subsidiaries of Holly Energy Partners, L.P.
23	.1**	—	Consent of Ernst & Young LLP
23	.2**	—	Consent of Ernst & Young LLP
23	.3**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23	.4**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
24	.1**	—	Powers of Attorney
99	.1**	—	Consent of Charles M. Darling, IV
99	.2**	—	Consent of Jerry W. Pinkerton
99	.3**	—	Consent of William P. Stengel

*	Filed herewith.

**	Previously filed.